                          EVANS WITHYCOMBE RESIDENTIAL, L.P.

                               (a Maryland corporation)

                                 ___% Notes due 2004
                                 ___% Notes due 2007


                                  PURCHASE AGREEMENT


                                                               March ___, 1997


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
GOLDMAN, SACHS & CO.
J.P. MORGAN & CO.
J.P. Morgan Securities Inc.
c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
Merrill Lynch World Headquarters - North Tower
250 Vesey Street
World Financial Center
New York, New York 10281-1209

Ladies and Gentleman:

         Evans Withycombe Residential, L.P., a Delaware limited partnership
(the "Operating Partnership") and Evans Withycombe Residential, Inc., a Maryland corporation (the "Company") each confirms its respective agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Goldman, Sachs & Co. ("Goldman Sachs"), J.P. Morgan & Co. and J.P. Morgan Securities ("J.P. Morgan" and together with Merrill Lynch and Goldman Sachs, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), with respect to the issue and sale by the Operating Partnership and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in Schedule A hereto of $75,000,000 aggregate principal amount of the Operating Partnership's ___% Notes due 2004 (the "2004 Notes"), and ___% Notes due 2007 (the "2007 Notes" and together with the 2004 Notes, the "Securities"). The Securities are to be issued pursuant to an indenture, dated as of March ___, 1997 (the "Indenture"), between the Operating Partnership and Bank One, Columbus, N.A., as trustee (the "Trustee"). The term "Indenture," as used herein, includes the Officer's Certificate (as defined in the Indenture) establishing the form and terms of the Securities pursuant to Section 301 of the Indenture.

         The Operating Partnership and the Company understand that the Underwriters propose to make a public offering of the Securities as soon as they deem advisable after this Agreement has been executed and delivered.

         A registration statement on Form S-3 (No. 333-19879) and amendments
No. 1 , No. 2 and No. 3 thereto dated March 11, 1997 , March 20, 1997 and March __, 1997, respectively, with respect to the Securities has (i) been prepared by the Operating Partnership and the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act" or the "1933 Act"), and the rules and regulations (the "Rules and Regulations" or the "1933 Act Regulations") of the Securities and Exchange Commission (the "Commission") promulgated thereunder for the offering from time to time of the Operating Partnership's debt securities, including the Securities, and the Company's equity securities and guarantees of debt securities, in accordance with Rule 415 of the Rules and Regulations (the "Shelf Securities"), (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement and Amendments No. 1, 2 and 3 thereto have been delivered by the Operating Partnership and the Company to the Underwriters. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act").
In addition, a registration statement on Form 10 (No. 0-22109) and amendments dated _________________________, thereto (the "Form 10"), has (i) been prepared by the Operating Partnership in conformity with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act" or the (1934 Act") and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), (ii) been filed with the Commission under the 1934 Act, and (iii) become effective under the 1934 Act. Such registration statement on Form S-3, as amended through the date of this Agreement, is, on the one hand, and the prospectus constituting a part thereof and each prospectus supplement relating to the offering of Securities to the Underwriters for use (whether or not such prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the Rules and Regulations) (the "Prospectus Supplement"), on the other hand, including all documents incorporated therein by reference, including, but not limited to, the Form 10, as from time to time amended or supplemented pursuant to the Securities Act, the 1934 Act and the 1934 Act Regulations, or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus," respectively; PROVIDED, HOWEVER, that the Prospectus Supplement shall be deemed to have supplemented the Prospectus only with respect to the offering of Shelf Securities to which it relates; and PROVIDED FURTHER, that if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the prospectus on file (whether or not such revised prospectus is required to be filed by the company pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use. Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. For purposes of this Agreement, all references to the Registration Statement, the Prospectus , the Form 10 or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         All references in this Agreement to financial statements and schedules and other information which is "described," "disclosed," "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act, which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be. If the Operating Partnership elects to rely on Rule 434 under the 1933 Act Regulations, all references to the Prospectus shall be deemed to include, without limitation, the form of prospectus and the term sheet (the "Term Sheet"), taken together, provided to the Underwriters by the Operating Partnership in reliance on Rule 434 under the 1933 Act (the "Rule 434 Prospectus").

         Section 1.     REPRESENTATIONS AND WARRANTIES.

         (a) REPRESENTATIONS AND WARRANTIES BY THE OPERATING PARTNERSHIP AND THE COMPANY. The Operating Partnership and the Company jointly and severally represent and warrant to the Underwriters as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, and agree with the Underwriters, as follows:

              (i) COMPLIANCE WITH REGISTRATION REQUIREMENTS. At the respective times the Registration Statement, the Form 10, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective, and at the Closing Time, the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not (taking into account any applicable prospectus supplement) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time included or will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information contained in the last paragraph of the cover page of the Prospectus Supplement, the first paragraph on the inside cover page of the Prospectus Supplement and the third sentence of the fourth full paragraph under the heading "Underwriting" in the Prospectus Supplement and furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Prospectus Supplement. The Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act
         Regulations and, if applicable, the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T promulgated by the Commission ("Regulation S-T").

              (ii) FORM S-3 REGISTRATION STATEMENT. The Operating Partnership and the Company each meet the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement, the Form 10 and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement or, in each case, any part thereof has been issued and no proceeding for that purpose has been instituted or is pending or, to the knowledge of the Operating Partnership or the Company, is contemplated by the Commission or the state securities authority of any jurisdiction and any request on the part of the Commission for additional information has been complied with. No order preventing or suspending the use of the Prospectus has been issued and no proceeding for that purpose has been instituted or is pending before or, to the knowledge of the Operating Partnership or the Company, is contemplated by, the Commission or the state securities authority of any jurisdiction.

              (iii) INCORPORATED DOCUMENTS. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, including the Form 10, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations, as applicable, and, when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Time will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              (iv) INDEPENDENT ACCOUNTANTS. Ernst & Young LLP, the accounting firm that certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

              (v) FINANCIAL STATEMENTS. The financial statements included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the respective entity or entities presented therein at the dates indicated, and the results of their operations for the respective periods specified, and except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis ("GAAP") throughout the periods involved. The supporting schedules, if any, included or incorporated by reference in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The financial information and data included in the Registration Statement and the Prospectus present fairly the information included therein and have been prepared on a basis consistent with that of the audited financial statements incorporated by reference in the Registration Statement. The pro forma financial information included in the Registration Statement and the Prospectus presents fairly the information shown therein, has been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and has been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Other than the financial information and statements and supporting schedules included or incorporated therein, no other historical or pro forma financial information or supporting schedule is required by the 1933 Act or the 1933 Act Regulations to be included in the Registration Statement.

              (vi) NO MATERIAL ADVERSE CHANGE IN BUSINESS. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change or, to the knowledge of the Operating Partnership and the Company, any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, assets or business affairs of the Operating Partnership, the Company and their respective subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Operating Partnership, the Company or any of the Subsidiaries (as defined below), other than those in the ordinary course of business, which are material with respect to the Operating Partnership, the Company and the Subsidiaries considered as one enterprise, or would result, upon consummation, in any inaccuracy in the representations contained in Section 1(a)(v) above, (C) there has been no casualty, loss or condemnation or other adverse event with respect to any Community (as defined in the Prospectus), or any site owned by the Company and intended for development as so defined in the Prospectus (the "Development Sites"), that is material with respect to the Operating Partnership, the Company and the Subsidiaries considered as one enterprise, (D) except for regular quarterly dividends on the Company's Common Stock, par value $.01 per share ("Common Stock"), in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (E) there has been no material change in the capital stock or the partnership interests, as applicable, of the Operating Partnership, the Company or any of the Subsidiaries or any material change in the short-term debt or long-term debt of the Operating Partnership, the Company or any Subsidiary.

              (vii) GOOD STANDING OF OPERATING PARTNERSHIP. The Operating Partnership has been duly organized and is validly existing as a limited partnership in good standing under the Delaware Revised Uniform Limited Partnership Act, as amended (the "Delaware Act"), with full partnership power and authority to own, lease and operate its properties, to conduct the business in which it is engaged or proposes to engage as described in the Prospectus and to enter into and perform its obligations under this Agreement. The Operating Partnership is duly qualified or registered as a foreign partnership to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership, leasing or registration of property or the conduct of business, except where the failure to so qualify or register would not result in, either singly or in the aggregate, a Material Adverse Effect. The Operating Partnership and the Subsidiaries are the only subsidiaries of the Company. Except as described below, neither the Operating Partnership, the Company nor any of the Subsidiaries own any shares of stock or any other equity securities of any corporation or has any equity interest in any firm, partnership, association or other entity.

              (viii) GOOD STANDING OF THE COMPANY. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has the corporate power and authority to own, lease and operate its properties and to conduct the business in which it is engaged or proposes to engage as described in the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not, either singly or in the aggregate, result in a Material Adverse Effect.


              (ix) GOOD STANDING OF PARTNERSHIPS. Evans Withycombe Finance Partnership, L.P. (the "Financing Partnership") has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, E.W. Chandler L.P. (the "Chandler Partnership"), has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Arizona, and McKinley Hill Partners-85, L.P. (the "McKinley Partnership") has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of California. Each of the Financing Partnership, the Chandler Partnership and the McKinley Partnership has full partnership power and authority to own, lease and operate its properties and to conduct the business in which it is engaged or proposes to engage as described in the Prospectus. Each of the Financing Partnership, the Chandler Partnership and the McKinley Partnership is duly qualified or registered as a foreign partnership and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership, leasing or registration of property or the conduct of business, except where the failure to so qualify or register would not, either singly or in the aggregate, result in a Material Adverse Effect. Evans Withycombe Finance, Inc., a wholly owned subsidiary of the Company, is the sole general partner of the Financing Partnership and is the holder of a 1% general partnership interest therein, and the Operating Partnership is the holder of the remaining 99% partnership interest therein. The Operating Partnership owns 83.99% of the limited partnership interests of the Chandler Partnership and Evans Withycombe Management, Inc. (the "Management Company") owns 1.01% of the general partnership interests therein and the remaining 15% limited partnership interest is owned by an individual third party investor. The Operating Partnership owns 99% of the partnership interests of the McKinley Partnership and the Company is the holder of the remaining 1% partnership interest therein. All of the partnership interests of the Financing Partnership, the Chandler Partnership and the McKinley Partnership are validly issued and fully paid and are free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.



              (x) GOOD STANDING OF THE SUBSIDIARIES. Each of the Management Company (together with Evans Withycombe Finance, Inc., the Chandler Partnership, the McKinley Partnership and the Financing Partnership, the "Subsidiaries"), and Evans Withycombe Finance, Inc. has been duly organized and is validly existing as a corporation in good standing under the laws of the state of its incorporation, with corporate power and authority to own, lease and operate its properties and to conduct the business in which it is engaged or proposes to engage as described in the Prospectus. Each of the Management Company and Evans Withycombe Finance, Inc. is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify, either singly or in the aggregate, would not result in a Material Adverse Effect. All of the issued and outstanding capital stock of each of the Management Company and Evans Withycombe Finance, Inc. has been duly authorized and validly issued, is fully paid and nonassessable and is free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and none of such outstanding shares of capital stock was issued in violation of preemptive or similar rights of any securityholder of such Subsidiary. The ownership of the shares of capital stock of each of the Management Company and Evans Withycombe Finance, Inc. is as described in the prospectus for the Company's initial public offering dated August 10, 1994. All of the capital stock of Evans Withycombe Finance, Inc. has been owned by the Company since the formation of Evans Withycombe Finance, Inc. and such corporation is a "qualified REIT subsidiary" as defined in Section 856(i)(2) of the Internal Revenue Code of 1986, as amended (the "Code").



              (xi) AUTHORIZATION OF DEBT SECURITIES. The Securities to be purchased from the Operating Partnership have been duly authorized by the Operating Partnership for issuance and sale to the Underwriters pursuant to this Agreement and, at the Closing Time, will have ben duly executed by the Operating Partnership. Such Securities, when issued and authenticated in the manner provided for in the Indenture and delivered by the Operating Partnership pursuant to this Agreement against payment of the consideration set forth herein, will constitute valid and legally binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles and will be in the form contemplated by, and entitled to the benefits of, the Indenture.



              (xii) CAPITALIZATION. All of the issued and outstanding shares of Common Stock, par value $.01 per share of the Company (the "Common Shares") have been duly authorized and are validly issued, fully paid and nonassessable, and have been offered and sold in compliance with all applicable laws, including, without limitation, federal and state securities laws. None of the outstanding Common Shares were issued in violation of the preemptive or other similar rights of any securityholder of the Company. The ownership thereof is as set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, which is included in the Prospectus by reference. No shares of capital stock of the Company are reserved for any purpose except in connection with (A) the 1994 Stock Option Plan of the Company as described in the Prospectus (B) the possible issuance of Common Shares upon the redemption of Units of the Operating Partnership pursuant to the Partnership Agreement of the Operating Partnership. Except for options under the 1994 Stock Option Plan and Units of the Operating Partnership, there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for such shares or any other securities of the Company.



              (xiii) OPERATING PARTNERSHIP UNITS. The Units issued by the Operating Partnership, including, without limitation, the Units issued to the Company, have been duly authorized for issuance by the Operating Partnership to the holders thereof and are validly issued, fully paid and nonassessable. Immediately after the Closing Time, __________ Units will be issued and outstanding, and the Company will be the sole general partner of the Operating Partnership and will be the holder of __________ Units representing ____% of the outstanding Units in the Operating Partnership, including the Company's 1% general partner interest therein. The _________ Units and any Common Shares issued upon conversion of Units have been offered and sold in compliance with all applicable laws, including, without limitation,
         federal and state securities laws.   The Company has duly reserved a
         sufficient number of Common Shares for issuance upon redemption of outstanding Units and exercise of options under the 1994 Stock Option Plan, as described in the Partnership Agreement of the Operating Partnership.



              (xiv) DESCRIPTION OF THE SECURITIES AND THE INDENTURE. The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.



               (xv) AUTHORIZATION OF THE INDENTURE. The Indenture has been duly authorized by the Operating Partnership and has been duly qualified under the 1939 Act and, when duly executed and delivered by the Operating Partnership and the Trustee, will constitute a valid and binding agreement of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws relating to or affecting creditor's rights generally or by general equitable principles.



               (xvi) AUTHORIZATION OF AGREEMENT. This Agreement has been duly and validly authorized, executed and delivered by the Operating Partnership and the Company, and assuming due authorization, execution and delivery by the Underwriters, is a valid and binding agreement of each of the Operating Partnership and the Company, enforceable against each of the Operating Partnership and the Company, in accordance with its terms; PROVIDED, HOWEVER, that the enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles, and the unenforceability under certain circumstances of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy or prohibited by law.



               (xvii) ABSENCE OF DEFAULTS AND CONFLICTS. (A) None of the Operating Partnership, the Company or any Subsidiary is in violation of its charter, bylaws, certificate of limited partnership, partnership agreement or other governing document, as the case may be, and none of such entities is or will be in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which such entity is a party or by which such entity may be bound or affected, or to which any of the property or assets of such entity is subject (collectively, "Agreements and Instruments"), except for such violations or defaults that would not result in a Material Adverse Effect; (B) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of proceeds from the sale of the Securities as described in the Prospectus Supplement under the caption "Use of Proceeds") and compliance by each of the Operating Partnership and the Company with its obligations hereunder have been duly authorized by all necessary corporate or partnership action on the part of the Operating Partnership and the Company or any Subsidiary, as the case may be, and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Operating Partnership, the Company or any of the Subsidiaries pursuant to, any Agreement or Instrument, nor will such action result in any violation of the charter, bylaws, certificate of limited partnership, partnership agreement or other governing document, as the case may be, of such entity or any applicable law, statute, rule, regulation, judgment, order, writ or administrative or court decree. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Operating Partnership, the Company or any of the Subsidiaries.



               (xviii) ABSENCE OF PROCEEDINGS. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Operating Partnership or the Company, threatened, against or affecting the Operating Partnership, the Company or any Subsidiary, or of which any of their respective property or assets is the subject, which is required to be disclosed in the Registration Statement, other than as disclosed therein, or which might result in a Material Adverse Effect or which might materially and adversely affect the consummation of the transactions contemplated by this Agreement or the performance by the Operating Partnership or the Company of its obligations hereunder. All pending legal or governmental proceedings to which the Operating Partnership, the Company or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material to the earnings, assets, business affairs or business prospects of the Operating Partnership, the Company and the Subsidiaries considered as one enterprise and could not reasonably be expected to result in a Material Adverse Effect. There are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments or documents of the Operating Partnership, the Company or any of the Subsidiaries which are required to be described or referred to in the Registration Statement, the Prospectus or other documents incorporated by reference therein or to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations other than those described or referred to therein or filed as exhibits thereto, and the descriptions thereof or references thereto in the Registration Statement and the Prospectus are true and correct in all material respects.



               (xix) TAX STATUS OF THE COMPANY. The Company has been and is organized in conformity with the requirements for qualification as a real estate investment trust ("REIT") under the Code, and its method of operation has at all times enabled, and its proposed method of operation will enable, the Company to satisfy the requirements for taxation as a REIT under the Code.



               (xx) POSSESSION OF INTELLECTUAL PROPERTY. The Operating Partnership, the Company and the Subsidiaries own or possess, or can acquire on reasonable terms, the licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the "Proprietary Rights") presently employed by them or necessary to carry on the business now operated by them, and neither the Operating Partnership, the Company nor any of the Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Proprietary Rights, or of any facts which would render any Proprietary Rights invalid or inadequate to protect the interests of the Operating Partnership, the Company or any of the Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would result in a Material
         Adverse Change.



               (xxi) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Operating Partnership, the Company or any Subsidiary in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act or the 1933 Act Regulations or securities laws of any state or other jurisdiction and except for such as have been obtained.



               (xxii) POSSESSION OF LICENSES AND PERMITS. Each of the Operating Partnership, the Company and the Subsidiaries possesses, or can acquire on reasonable terms, such certificates, licenses, approvals, consents, authorizations or permits ("Governmental Licenses") issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Operating Partnership, the Company and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and none of the Operating Partnership, the Company or any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.



               (xxiii) ABSENCE OF LABOR DISPUTE. No material labor dispute with the employees of the Operating Partnership, the Company or any of the Subsidiaries exists or, to the knowledge of the Operating Partnership, the Company or any of the Subsidiaries, is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal contractors which might be expected to result in a Material Adverse Effect.

               (xxiv) INVESTMENT COMPANY ACT. None of the Operating Partnership, the Company or any Subsidiary is, or upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will be, an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined under the Investment Company Act of 1940, as amended (the "1940 Act"), or is or will be required to be registered under the 1940 Act.



               (xxv) ENVIRONMENTAL LAWS. (A) Except as has been disclosed in the Prospectus, the Communities, the properties managed by the Management Company (the "Managed Properties") and any other real property owned, occupied or operated by the Operating Partnership, the Company or any Subsidiary, are presently operated in compliance with all Environmental Laws (as defined below), except where a failure to comply would not, either singly or in the aggregate, result in a Material Adverse Effect.


                   (B) Except as has been disclosed in the Prospectus, there are no Environmental Laws requiring any remediation, clean up, repairs, construction or capital expenditures (other than normal maintenance) with respect to the Communities, the Development Sites or the Managed Properties which would have, either singly or in the aggregate, a Material Adverse Effect.

                   (C) No notices of any violation or alleged violation of any Environmental Laws relating to the Communities, the Managed Properties or the Development Sites or their uses have been received by any of the Operating Partnership, the Company, any Subsidiary or, to the best knowledge of the Operating Partnership, and the Company, by any prior owner, operator or occupant of such properties, except for such violations which would not, either singly or in the aggregate, result in a Material Adverse Effect, and (ii) there are no writs, injunctions, decrees, orders or judgments outstanding, or any actions, suits, claims, proceedings or investigations pending or, to the best knowledge of the Operating Partnership and the Company, threatened, relating to the ownership, use, maintenance or operation of the Communities, the Managed Properties or the Development Sites.

                   (D) Except as has been disclosed in the Prospectus, all material permits and licenses required under any Environmental Laws in respect of the operations of the Communities or the Managed Properties have been obtained, and such properties and the owners and operators thereof are in compliance, in all material respects, with the terms and conditions of such permits and licenses.

                   (E) All written reports of environmental surveys, audits, investigations and assessments in the possession or control of the Operating Partnership and the Company relating to the Communities and the Development Sites (the "Environmental Reports") have been disclosed or made available to the Underwriter or its counsel.

                   (F) Except as set forth in the Environmental Reports, no Community, Managed Property or Development Site (i) is included or, to the best knowledge of the Company and the Operating Partnership, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the "EPA") or on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA as a potential CERCLA removal, remedial or response site or (ii) is included or, to the best knowledge of the Company, proposed for inclusion on any similar list of potentially contaminated sites pursuant to any other applicable Environmental Law and none of the Operating Partnership, the Company or any Subsidiary has received any written notice from the EPA or any other Governmental Authority proposing the inclusion of any Community or Managed Property on such list.

                   (G) Except as disclosed in the Environmental Reports, there currently are no underground or above-ground storage tanks located on or in any Community, Managed Property or Development Site.

                   (H) "Environmental Law" means all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, demands, approvals, authorizations and similar items of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial, administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment as in effect as of the date hereof, including but not limited to those pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of "Hazardous Materials," substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the air, surface water, ground water or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of substances, pollutants, contaminants or hazardous or toxic substances, materials, or wastes, whether solid, liquid or gaseous in nature, including by way of illustration and not by way of limitation, (x) the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Sections 9601 ET SEQ.) ("CERCLA"), the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 ET SEQ.), the Clean Air Act (42 U.S.C. Sections 7401 ET SEQ.), the Federal Water Pollution Control Act (33 U.S.C. Sections 1251), the Safe Drinking Water Act (42 U.S.C. Sections 300f ET SEQ.), the Toxic Substances Control Act (15 U.S.C. Sections 2601 ET SEQ.), the Endangered Species Act (16 U.S.C. Sections 1531 ET SEQ.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. Sections 11001 ET SEQ.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801 ET SEQ.), the Clean Water Act, as amended (33 U.S.C. Section 1251 ET SEQ.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. Section 136 ET SEQ.), and the Occupational Safety and Health Act, as amended (29 U.S.C. Section 651 ET SEQ.), and (y) analogous state and local provisions.

                   (I)  "Hazardous Material" means any chemical substance:

                        (i) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action or policy, administrative request or civil complaint under any of the foregoing or under common law; or

                        (ii) which is defined as a "hazardous waste" or
              "hazardous substance" under any federal, state or local statute, regulation or ordinance or amendments thereto as in effect as of the date hereof, or as hereafter amended, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 ET SEQ.) and or the Resource Conservation and Recovery Act (42 U.S.C.
              Section 6901 ET SEQ.); or

                        (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, or any state or any political subdivision thereof having or asserting jurisdiction over any of the Communities, the Managed Properties or the Development Sites; or

                        (iv) the presence of which on any of the Communities,
              the Managed Properties or the Development Sites causes a nuisance upon such properties or to adjacent properties or poses a hazard to the health or safety of persons on or about any of the Communities, the Managed Properties or the Development Sites; or

                        (v) the presence of which on adjacent properties constitutes a trespass by any owner or operator of the Communities, the Managed Properties, the Development Sites or any Other Property; or

                        (vi) which contains gasoline, diesel fuel or other
              petroleum hydrocarbons, polychlorinated biphenyls (PCBs) or asbestos or asbestos-containing materials or urea formaldehyde foam insulation; or

                        (vii)     radon gas.

                   (J) "Governmental Authority" shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law.

               (xxvi) TITLE TO PROPERTY. The Operating Partnership, the Financing Partnership or the Chandler Partnership or the McKinley Partnership has good and marketable fee simple title to the land underlying each of the Communities and the Development Sites and good and marketable title to the improvements thereon (in each case with title insurance thereon in full force and effect and which is adequate in accordance with industry standards) and all other assets that are required for the effective operation of such Communities in the manner in which they are currently operated, subject only to Permitted Exceptions (as herein defined); (B) all liens, charges or encumbrances on or affecting any of the Communities or the other property and assets of the Operating Partnership, the Company or any of the Subsidiaries which are required to be disclosed in the Prospectus are disclosed therein; (C) the Operating Partnership or the Financing Partnership (or the Management Company as agent for the Operating Partnership or the Financing Partnership) is the lessor of all tenant leases at each of the Communities; (D) each of the Communities complies in all material respects with all applicable federal, state and local codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to handicapped access to the Communities); (E) there are in effect for the property and assets of the Operating Partnership, the Company and the Subsidiaries insurance policies covering risks and in amounts that are commercially reasonable for the types of assets owned by them and that are consistent with the types and amounts of insurance typically maintained by prudent owners of similar assets, and none of the Operating Partnership, the Company or any Subsidiary has received from any insurance company notice of any material defects or deficiencies affecting the insurability of any such assets or any notices of cancellation or intent to cancel any such policies; (F) none of the Operating Partnership, the Company or any of the Subsidiaries has knowledge of any pending or threatened condemnation proceedings, zoning change, or other proceeding or action that will materially adversely affect the size of, use of, improvements on, construction on or access to the Communities; and (G) none of the Operating Partnership, the Company nor any of the Subsidiaries has received from any governmental authority notice of any violation of any federal, state or municipal law, rule or regulation (including relating to environmental matters) concerning the Communities or any part thereof which has not heretofore been cured, except where a failure to cure
         would not result in a Material Adverse Effect.   As used in this
         Agreement, "Permitted Exceptions" means: (i) real estate taxes and assessments not yet delinquent; (ii) covenants, restrictions, easements and other similar agreements, provided that the same are not violated by existing improvements or the current use and operation of a Community; (iii) zoning laws, ordinances and regulations, building codes, rules and other governmental laws, regulations, rules and orders affecting each Community, provided that the same are not violated by existing improvements or the current use and operation of a Community; (iv) any state of facts disclosed by the surveys relating to the Communities previously provided to the Underwriters;
         (v) mortgage financing as described in the Prospectus.

               (xxvii) RIGHT OF FIRST REFUSAL. No person or entity has any option or right of first refusal to purchase all or any part of any Community or Development Site or any interest therein.



               (xxviii) TAX RETURNS. Each of the Operating Partnership, the Company and the Subsidiaries has filed all federal, state, local and foreign income, franchise, sales and other tax returns which have been required to be filed and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith through appropriate proceedings and as to which appropriate reserves have been established.



               (xxix) REGULATION M. None of the Operating Partnership, the Company, the Subsidiaries or any of their respective directors, officers or controlling persons, has taken or will take, directly or indirectly, any action resulting in a violation of Regulation M under the 1934 Act, or designed to cause or result in, or that has constituted or that reasonably might be expected to constitute, the stabilization or manipulation of the price of any security of the Operating Partnership or the Company to facilitate the sale or resale of the Securities.



               (xxx) REGISTRATION RIGHTS. There are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement other than AEW Partners, L.P. a Delaware limited partnership, CIIF Associates II Limited Partnership, a Delaware limited partnership, Stephen O. Evans and F. Keith Withycombe, who have waived such rights, and there are no other persons with registration or other similar rights to have any securities otherwise registered by the Company under the 1933 Act, except, in the latter case, holders of Units issued in connection with the Company's purchase of the Ashton Apartments in Corona Hills, California and Acacia Creek in Scottsdale, Arizona, Messrs. Evans and Withycombe and the Continuing Investors (as defined in the Company's initial public offering prospectus).



               (xxxi) BROKER'S FEES. Neither the Operating Partnership nor the Company has incurred any liability for finder's or broker's fees or agent's commissions (other than those payable to the Underwriters) in connection with the execution and delivery of this Agreement, the offer and sale of the Securities or the transactions contemplated hereby.



               (xxxii) REGISTRATION AS BROKER. Neither the Operating Partnership, the Company nor any Subsidiary is required to register as a "broker" or "dealer" in accordance with the provisions of the 1934 Act or the rules and regulations promulgated thereunder.



               (xxxiii) COMPLIANCE WITH CUBA ACT. The Operating Partnership has complied with, and is and will be in compliance with, the provisions of that certain

         Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, "Cuba Act") or is exempt therefrom.



               (xxxiv) INVESTMENT GRADE RATING. The Company has received an investment grade rating of BBB- from Standard & Poor's Corporation and Baa3 from Moody's Investors Service, Inc. with respect to the Securities.


         SECTION 2.     SALE AND DELIVERY TO THE UNDERWRITER; CLOSING.

         (a) SECURITIES. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Operating Partnership agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Operating Partnership, at the prices set forth in Schedule B hereto (which is a part hereof), the aggregate principal amount of Securities set forth in Schedule A hereto, opposite the name of such Underwriter, plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof. The initial public offering price, the purchase price to be paid by the Underwriters for the Securities, and the interest rate on the Securities are set forth on Schedule B hereto.

         (b) PAYMENT. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, California 90071; or at such other place as shall be agreed upon by the Underwriters and the Company, at 7:00 a.m. (Los Angeles time), on the third (fourth, if the pricing occurs after 4:30 p.m. Eastern Time on any given day) business day after the date hereof, or such other time not later than seven business days after such date as shall be agreed upon by the Underwriters and the Operating Partnership (such time and date of payment and delivery being herein called the "Closing Time").


         Payment shall be made to the Operating Partnership, by wire transfer of immediately available funds or similar same day funds payable to the order of the Operating Partnership against delivery to the Underwriters of certificates for the Securities to be purchased by them. Certificates for the Securities shall be in such denominations ($1,000 or integral multiples thereof) and registered in such names as the Underwriters may request in writing at least one full business day before the Closing Time. It is understood that each Underwriter has authorized the other Underwriter, for its account, to accept delivery of, receipt for, and make payment of the purchase price for Securities which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder. The certificates for the Securities will be made available for examination and packaging by the Underwriters in the City of New York not later than 10:00 a.m. (Eastern time) on the last business day prior to the Closing Time.

         SECTION 3. COVENANTS OF THE OPERATING PARTNERSHIP. Each of the Operating Partnership and the Company, jointly and severally, covenants with each Underwriter as follows:


         (a)  COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION
REQUESTS. Subject to Section 3(b), the Operating Partnership or the Company will notify the Underwriters immediately, and confirm the notice in writing,
(i) when any post-effective amendment to the Registration Statement or Form 10 becomes effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement, the Form 10 or any amendment or supplement to the Prospectus or for additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any of such purposes. The Operating Partnership or the Company, as applicable, will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Operating Partnership or the Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. If the Operating Partnership or the Company elects to rely on Rule 434, the Company will provide the Underwriters with copies of the form of Rule 434 Prospectus, in such number as the Underwriters may reasonably request, and file or transmit for filing with the Commission the form of Prospectus complying with Rule 434 of the 1933 Act in accordance with Rule 424(b) of the 1933 Act Regulations by the close of business in New York on the business day immediately succeeding the date of this Agreement.



         (b) FILING OF AMENDMENTS. The Operating Partnership and the Company, as applicable, will give the Underwriter notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), the Form 10, any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such documents to which the Underwriters or counsel for the Underwriters shall reasonably object.


         (c) RULE 434. If the Operating Partnership uses Rule 434, it will comply with the requirements of Rule 434.

         (d) DELIVERY OF REGISTRATION STATEMENT. The Operating Partnership and the Company will deliver to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and of each amendment thereto (excluding exhibits). The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e) DELIVERY OF PROSPECTUSES. The Operating Partnership has delivered to the Underwriters, without charge, as many copies of the Prospectus as the Underwriters reasonably requested, and the Operating Partnership hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Operating Partnership will furnish to the Underwriters, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriters may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (f) CONTINUED COMPLIANCE WITH SECURITIES LAWS. The Operating Partnership will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Operating Partnership and the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Operating Partnership or the Company, as applicable, will promptly prepare and file with the Commission, subject to
Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Operating Partnership or the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

         (g) BLUE SKY QUALIFICATIONS. The Operating Partnership will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may designate; PROVIDED, HOWEVER, that the Operating Partnership shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified, to file any general consent to service of process or to subject itself to taxation. In each jurisdiction in which the Securities have been so qualified, the Operating Partnership will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.


         (h) RULE 158. The Operating Partnership will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Operating Partnership's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.


         (i) USE OF PROCEEDS. The Operating Partnership will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under the heading "USE OF PROCEEDS."

         (j) REIT QUALIFICATION. The Company has, since its formation, operated in such a manner, and will continue to operate in such a manner, as to qualify for taxation as a "real estate investment trust" under the Code.

         (k)  ACTION BY THE OPERATING PARTNERSHIP REGARDING PRICE OF
SECURITIES. Except for the authorization of actions permitted to be taken by the Underwriters as contemplated herein or in the Prospectus, neither the Operating Partnership nor the Company will (i) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Operating Partnership or the Company to facilitate the sale or resale of the Securities, (ii) sell, bid for or purchase the Securities or pay any person any compensation for soliciting purchases of the Securities or (iii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Operating Partnership or the Company.

         (l) CUBA ACT. In accordance with the Cuba Act and without limitation to the provisions of Sections 6 and 7 hereof, the Operating Partnership agrees to indemnify and hold harmless the Underwriters from and against any and all loss, liability, claim, damage and expense whatsoever (including fees and disbursements of counsel), as incurred, arising out of any violation by the Operating Partnership of the Cuba Act.

         (m) REPORTING REQUIREMENTS. The Operating Partnership and the Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

         (n) REPRESENTATIONS AND WARRANTIES. Prior to the Closing Time, the Operating Partnership and the Company will notify the Underwriters in writing immediately if (i) any event occurs that renders any of the representations and warranties of the Operating Partnership and the Company contained herein inaccurate or incomplete in any material respect or (ii) with respect to the representations and warranties of the Operating Partnership and the Company contained herein that are limited to materiality of the Operating Partnership and the Company, and the Subsidiaries considered as one enterprise, any matter or event occurs that would render such representation or warranty inaccurate or incomplete if given with respect to the Operating Partnership, the Company or any Subsidiary on an individual basis.

         SECTION 4.     PAYMENT OF EXPENSES.

         (a) EXPENSES. The Operating Partnership will pay all expenses incident to the performance of its obligations under this Agreement, including
(i) the printing (or reproduction) and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any transfer taxes or duties payable upon the sale of the Securities to the Underwriters, (iii) the fees and other charges of the Operating Partnership's counsel, accountants and other advisors, (iv) the qualification of the Securities under securities laws in accordance with the provisions of
Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (v) the printing (or reproduction) and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto and of the Prospectus and any amendments or supplements thereto,
(vi) the printing (or reproduction) and delivery to the Underwriters of copies of the Blue Sky Survey, (vii) the fees of the National Association of Securities Dealers, Inc. ("NASD"), if any, including the reasonable fees and other charges of counsel for the Underwriter in connection with the NASD's review of the terms of the proposed public offering of the Securities, if applicable and (viii) the fees and expenses of any transfer agent or registrar for the Securities.

         (b) TERMINATION OF AGREEMENT. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Operating Partnership shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and other charges of counsel for the Underwriters.

         SECTION 5. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Operating Partnership and the Company contained in Section 1 hereof or in certificates of any partner of the Operating Partnership or any officer of the Company or any Subsidiary delivered pursuant to the provisions hereof, to the performance by the Operating Partnership and the Company of their respective obligations hereunder, and to the following further conditions:

         (a) EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement, including any Rule 462(b) Registration Statement, shall have become effective, and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.
The

Prospectus shall have been filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations within the prescribed time period, and prior to the Closing Time the Operating Partnership and the Company shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of the 1933 Act Regulations. If the Operating Partnership or the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

         (b) OPINION OF COUNSEL FOR THE OPERATING PARTNERSHIP. At the Closing Time, the Underwriters shall have received:

              (i) The favorable opinion, dated as of the Closing Time, of Gibson, Dunn & Crutcher LLP, counsel for the Operating Partnership and the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect that:

                   (A) The Operating Partnership has been duly organized and is validly existing as a limited partnership in good standing under the Delaware Act. The Operating Partnership has full partnership power and authority to own, lease and operate its properties, to conduct the business in which it is engaged or proposes to engage as described in the Prospectus and to enter into and perform its obligations under this Agreement.

                   (B) The Operating Partnership is duly qualified as a foreign partnership to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect.

                   (C) The outstanding Units were duly authorized for issuance by the Operating Partnership to the holders thereof and are validly issued. The Company is the sole general partner of the Operating Partnership and, immediately prior to the sale of the Securities, is the holder of ________________ of the ____________
              issued and outstanding Units.

                   (D) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business except where the failure to so qualify would not result in a Material Adverse Effect.

                   (E) Each of Evans Withycombe Finance, Inc. and the Financing Partnership has been duly organized and is validly existing as a corporation or partnership in good standing under the laws of the State of Delaware and the Chandler Partnership is validly existing as a partnership in good standing under the laws of the State of California. Each of Evans Withycombe Finance, Inc., the Financing Partnership, the Chandler Partnership and the McKinley Partnership has full corporate or partnership power and authority to own, lease and operate its properties and to conduct the business in which it is engaged or proposes to engage as described in the Prospectus. Each of Evans Withycombe Finance, Inc., the Financing Partnership, the Chandler Partnership and the McKinley Partnership is duly qualified or registered as a foreign corporation or partnership to transact business and is in good standing in each jurisdiction in which qualification to transact business is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not result in a Material Adverse Effect. All of the issued shares of capital stock of Evans Withycombe Finance, Inc. have been duly authorized and are validly issued, fully paid and nonassessable and are owned of record by the Company to the best knowledge of such counsel, free and clear of all liens, charges and encumbrances. The partnership units of the Financing Partnership have been authorized for issuance to Evans Withycombe Finance, Inc. and the Operating Partnership and are validly issued and fully paid, to the knowledge of such counsel, free and clear of all liens, charges and encumbrances. To the best knowledge of such counsel, with the exception of the 15% limited partnership interest in the Chandler Partnership held by Hoffman an individual third party investor, all of the partnership interests of the Chandler Partnership and the McKinley Partnership are owned by the Operating Partnership and the Company, free and clear of all liens, charges and encumbrances.


                   (F) This Agreement has been duly authorized, executed and delivered by the Operating Partnership.

                   (G) To the knowledge of such counsel, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or threatened against the Operating Partnership, the Company or any Subsidiary that is required to be disclosed in the Registration Statement which is not disclosed therein. To the knowledge of such counsel, there are no contracts, indentures, mortgages, loan agreements, notes, lease or other instruments of a character which are required to be described or referred to in the Registration Statement or to be filed as exhibits thereto by the 1933 Act or by the 1933 Act Regulations, other than those described or referred to therein or filed as exhibits thereto, and the descriptions thereof or references thereto in the Registration Statement are correct and accurate in all material respects.

                   (H) No consent, approval, authorization of any governmental agency or authority or, to the knowledge of such counsel, no order of any court, is required to be obtained by the Operating Partnership, the Company or any Subsidiary in connection with the offering, issuance or sale of the Securities under this Agreement, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws of any state or other jurisdiction and except for such as have been obtained.

                   (I) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein by the Operating Partnership and the Company do not and will not contravene any provision of the Delaware Act, the Delaware General Corporation Law, California law or federal laws, do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the Communities or any other property or assets of the Operating Partnership, the Company or any Subsidiary pursuant to any agreement or instrument filed as an exhibit to the Registration Statement or to the documents incorporated by reference into the Prospectus, nor has any such action resulted or will such action result in any violation of the charter, bylaws, certificate of limited partnership, partnership agreement or other governing document, as the case may be, of the Operating Partnership, the Financing Partnership or Evans Withycombe Finance, Inc. or, to such counsel's knowledge, any judgment, ruling, order, regulation or administrative or court decree applicable to the business or properties of such entities.


                   (J)  The Indenture has been duly qualified under the 1939
              Act;



                    (K) The Indenture has been duly authorized, executed and
              delivered by the Operating Partnership and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).



                    (L) The Securities are in the form contemplated by the
              Indenture and, assuming that the Securities have been duly authenticated by the Trustee in the manner described in its certificate delivered to the Operating Partnership at the Closing Time, the Securities have been duly executed, issued and delivered by the Operating Partnership and constitute valid and binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture.



                    (M) The Securities and the Indenture conform in all
              material respects to the descriptions thereof contained in the Prospectus.



                    (N) Each of the Registration Statement, including any Rule
              462(b) Registration Statement and the Form 10, has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated before or threatened by the Commission.



                    (O) The Registration Statement, including any Rule 462(b)
              Registration Statement and the Term Sheet, as applicable, the Form 10, the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules and other financial and related statistical data included therein or omitted therefrom, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.



                    (P) The documents incorporated by reference in the
              Prospectus (other than the financial statements and supporting schedules and other financial and related statistical data included therein or omitted therefrom, as to which no opinion need be rendered), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder.



                    (Q) The information in the Prospectus under "FEDERAL INCOME
              TAX CONSIDERATIONS," to the extent that it constitutes matters of law, summaries of legal matters, documents, proceedings or legal conclusions, has been reviewed by such counsel and is correct in all material respects.



                    (R) The Company has been and is organized in conformity
              with the requirements for qualification as a REIT under the Code, and its method of operation has at all times enabled, and its proposed method of operation as described in the Prospectus and as represented by management will enable, it to meet the requirements for taxation as a REIT under the Code.



                    (S) None of the Operating Partnership, the Company or any
              Subsidiary is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined under the 1940 Act, or is or will be required to be registered under the 1940 Act.



                    (T) Each of the Operating Partnership and the Financing
              Partnership has at all times been treated, and, since its acquisition by the Company, each of the Chandler Partnership and the McKinley Partnership has been treated, and each of them will be treated, for federal income tax purposes as a partnership and not as an association taxable as a corporation or publicly traded partnership.



                    (U) Evans Withycombe Finance, Inc. has at all times been
              treated, and will be treated, as a "qualified REIT subsidiary" under Section 856(i) of the Code.

                    (V) To the best knowledge of such counsel, there are no
              persons with registration or other similar rights to have any securities of the Company registered pursuant to the Registration Statement other than AEW Partners, L.P. a Delaware limited partnership, CIIF Associates II Limited Partnership, a Delaware limited partnership, Stephen O. Evans and F. Keith Withycombe, who, to such counsel's knowledge, have waived such rights.


              (ii) The favorable opinion, dated as of the Closing Time, of Ballard Spahr Andrews & Ingersoll, counsel for the Operating Partnership and the Company with respect to matters of Maryland law, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect that:

                   (A) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

                   (B) The Company has the full corporate power and corporate authority to own, lease and operate its properties, to conduct the business in which it is engaged or proposes to engage as described in the Prospectus and to enter into and perform its obligations under this Agreement.

                   (C) All of the issued and outstanding Common Shares have been duly authorized and validly issued and are fully paid and nonassessable and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company arising under the Maryland General Corporation Law, the charter or bylaws of the Company or, to such counsel's knowledge, otherwise.

                   (D) The authorized capital stock of the Company conforms to the description thereof incorporated by reference into the Prospectus. Except for options under the 1994 Stock Option Plan and Units of the Operating Partnership, there are (i) to such counsel's knowledge no outstanding securities convertible into or exchangeable for any shares of capital stock of the Company and
              (ii) no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for such shares or any other securities of the Company pursuant to the Company's charter or bylaws, or to such counsel's knowledge, any agreement or other instrument to which the Company is a party or by which it is bound.

                   (E) The Company has duly authorized and reserved a sufficient number of Common Shares for issuance upon redemption of outstanding Units issued by the Operating Partnership as contemplated by the Partnership Agreement and for issuance upon the exercise of options under the 1994 Stock Option Plan.

                   (F) This Agreement has been duly authorized, executed and delivered by the Company, in its individual capacity and in its capacity as the general partner of the Operating Partnership.

                   (G) No consent, approval, authorization, order of or qualification with any court or governmental agency or authority or other entity is required to be obtained by the Operating Partnership, the Company or any Subsidiary under the Maryland General Corporation Law in connection with the offering, issuance or sale of the Securities under this Agreement except for such as have been obtained.


                    (H) The execution, delivery and performance of this
              Agreement and the consummation of the transactions contemplated herein do not and will not contravene any provision of the Maryland General Corporation Law, nor has any such action resulted or will such action result in any violation of the charter or bylaws of the Company, or, to such counsel's knowledge, any judgment, ruling, order, regulation or administrative or court decree issued under or pursuant to the Maryland General Corporation Law and applicable to the business or properties of the Company.


              (iii) The favorable opinion, dated as of the Closing Time, of Latham & Watkins, counsel for the Underwriters, with respect to such matters as the Underwriters may reasonably request.

              (iv) In giving their opinions required by subsections (b)(i) and
    (b)(iii), respectively, of this Section 5, Gibson, Dunn & Crutcher LLP and Latham & Watkins shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (except for financial statements and schedules and other financial and related statistical data included or incorporated by reference therein, as to which counsel need make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules and other financial and related statistical data included or incorporated by reference therein, as to which counsel need make no statement), at the time the Prospectus was issued (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Operating Partnership and the Company for use in connection with the offering of Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the date of such prospectus), or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In giving its opinion, Gibson, Dunn & Crutcher LLP and Latham & Watkins may rely as to matters of Maryland law upon the opinion of Ballard Spahr Andrews & Ingersoll, which opinions shall be in form and substance reasonably satisfactory to counsel for the Underwriters. Each such opinion required by subsections (b)(i) and (b)(iii) shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA
    Section of Business Law (1991).

         (c) CLOSING MATTERS. At the Closing Time, (i) the Registration Statement and the Prospectus shall contain all statements that are required to be stated therein in accordance with the 1933 Act and the 1933 Act Regulations and in all material respects shall conform to the requirements of the 1933 Act and the 1933 Act Regulations, and neither the Registration Statement nor the Prospectus shall contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, (ii) the representations and warranties in Section 1 hereof shall be true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any Material Adverse Effect, whether or not arising in the ordinary course of business, (iv) no action, suit or proceedings at law or in equity shall be pending or, to the knowledge of the Operating Partnership or the Company, threatened against such entity or any Subsidiary before or by any court or governmental agency wherein an unfavorable decision, ruling or finding might result in any Material Adverse Effect other than as set forth in the Prospectus, (v) no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Operating Partnership or the Company, threatened by the Commission or by the state securities authority of any jurisdiction and (vi) the Underwriters shall have received, at the Closing Time, a Certificate of the Chairman of the Board and Chief Executive Officer and the chief financial or chief accounting officer of the Company, in its individual capacity and as the general partner of the Operating Partnership, dated as of the Closing Time, stating its compliance with subparagraphs (i) through (v) of this subsection (c), and stating that each of the Operating Partnership and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time. As used in this Section 5(d) the term "Prospectus" means the Prospectus in the form first used by the Underwriters to confirm sales of the Securities.

         (d) ACCOUNTANT'S COMFORT LETTER. At the time of the execution of this Agreement, the Underwriters shall have received from Ernst & Young LLP a letter dated such date, in form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements, pro forma financial statements and pro forma and adjusted financial statements and information of the Company and its affiliates and certain financial information contained in the Registration Statement and the Prospectus.

         (e) BRING-DOWN COMFORT LETTER. At the Closing Time, the Underwriters shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section 5, except that the specified date referred to shall be a date not more than five days prior to the Closing Time.

         (f) NO OBJECTION. The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

         (g) ADDITIONAL DOCUMENTS. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by Operating Partnership and the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

         SECTION 6.     INDEMNIFICATION.

         (a) Each of the Operating Partnership and the Company agrees, jointly and severally, to indemnify and hold harmless the Underwriters and each person, if any, who controls the Underwriters within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, as follows:

              (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

              (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever for which indemnification is provided under subsection (i) above, if (subject to Section 6(d) below) such settlement is effected with the written consent of the Operating Partnership and the Company; and

              (iii) against any and all expense whatsoever (including, the fees and charges of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever for which indemnification is provided under subsection (i) above, to the extent that any such expense is not paid under subsection (i) or (ii) above;

PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information contained in the last paragraph on the front cover page, the first paragraph on the inside front cover page and the third sentence of the fourth full paragraph in the section of the Prospectus Supplement under the heading "UNDERWRITING" and furnished to the Operating Partnership by any Underwriter expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and PROVIDED FURTHER, that this indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Securities, or any person controlling any Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Operating Partnership shall have furnished any such amendments or supplements thereto, but excluding documents incorporated or deemed to be incorporated by reference therein) was not sent or given by or on behalf of any Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such Securities to such person and if the Prospectus (as so amended or supplemented, if applicable) would have completely corrected the defect giving rise to such loss, liability, claim, damage or expense, except that this proviso shall not be applicable if such defect shall have been corrected in a document which is incorporated or deemed to be incorporated by reference in the Prospectus.

         (b) Each Underwriter severally agrees to indemnify and hold harmless the Operating Partnership, the Company, the Company's directors, each of the officers of the Company who signed the Registration Statement, and each person, if any, who controls the Operating Partnership or the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information contained in the last paragraph on the front cover page, the first paragraph on the inside front cover page and the third sentence of the fourth full paragraph in the section of the Prospectus Supplement under the heading "UNDERWRITING" and furnished to the Operating Partnership by such Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Underwriters and shall be reasonably satisfactory to the indemnifying person(s), and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Operating Partnership and shall be reasonably satisfactory to the Underwriters. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for the reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and
(iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.


         SECTION 7.     CONTRIBUTION.  If the indemnification provided for in
Section 6 hereof is for any reason unavailable to or insufficient (other than by reason of the indemnified party not being entitled to indemnification in accordance with the specific terms of Section 6 hereof) to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Operating Partnership on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Operating Partnership on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.



         The relative benefits received by the Operating Partnership on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses but including any expenses reimbursed by the Underwriters) received by the Operating Partnership and the total underwriting discount received by the Underwriters, bear to the aggregate initial public offering price of the Securities.



         The relative fault of the Operating Partnership on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Operating Partnership or the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.



         The Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.
The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.


         Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total discount received by it exceeds the amount of any damages which it has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Operating Partnership or the Company within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act, shall have the same rights to contribution as the Operating Partnership .



         SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement, or contained in certificates of the general partner of the Operating Partnership or the officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or controlling person, or by or on behalf of the Operating Partnership or the Company and shall survive delivery of the Securities to the Underwriters.


         SECTION 9.     TERMINATION OF AGREEMENT.

         (a) The Underwriters may terminate this Agreement, by notice to the Operating Partnership and the Company, at any time at or prior to the Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which is such as to make it, in the judgment of the Underwriters, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Operating Partnership or the Company has been suspended by the Commission or if trading generally on either the New York Stock Exchange or the American Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either federal, New York or Arizona authorities.

         (b) If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6 and 7 shall survive such termination and remain in full force and effect.


         SECTION 10. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it is obligated to purchase under this Agreement (the "Defaulted Securities"), the other Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, such arrangements have not been completed within such 24-hour period, then:

         (a) If the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or



         (b) If the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.


         No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.


         In the event of any such default which does not result in a termination of this Agreement, the Underwriters or the Operating Partnership shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 10.







         SECTION 11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Underwriters c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated at Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10281-1201, attention of Equity Capital Markets and notices to either the Operating Partnership or the Company shall be directed to it at 6991 East Camelback Road, Suite A-200, Scottsdale, Arizona 85251, attention of Stephen O. Evans, Chairman of the Board and Chief Executive Officer.


         SECTION 12. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Operating Partnership and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Operating Partnership, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 hereof and their successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriters, the Operating Partnership, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriters shall be deemed to be a successor by reason merely of such purchase.


         SECTION 13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         SECTION 14. EFFECT OF HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Operating Partnership a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Operating Partnership and the Company in accordance with its terms.

                        Very truly yours,

                        EVANS WITHYCOMBE RESIDENTIAL, L.P.


                  By:  Evans Withycombe Residential, Inc.,
                       General Partner


                        By
                           ---------------------------------
                                Stephen O. Evans,
                                Chairman of the Board and
                                Chief Executive Officer


                        EVANS WITHYCOMBE RESIDENTIAL, INC.


                        By
                           ---------------------------------
                             Stephen O. Evans,
                             Chairman of the Board and Chief Executive
                             Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated
GOLDMAN, SACHS & CO.
J.P. MORGAN & CO.
J.P. Morgan Securities Inc.


By:  Merrill Lynch, Pierce, Fenner & Smith
         Incorporated


By
     ---------------------------------------
     Name:
     Title:

                                      SCHEDULE A

                                      2004 NOTES



                                                     PRINCIPAL AMOUNT
                NAME OF UNDERWRITER                   OF 2004 NOTES
                -------------------                  ----------------

Merrill Lynch, Pierce, Fenner &
  Smith Incorporated . . . . . . . . . . . . . . . . .   $
                                                         -----------
Goldman, Sachs & Co. . . . . . . . . . . . . . . . . .
                                                         -----------
J.P. Morgan Securities Inc.  . . . . . . . . . . . . .
                                                         -----------
Total  . . . . . . . . . . . . . . . . . . . . . . . .   $75,000,000
                                                         -----------
                                                         -----------

                                      2007 NOTES




                                                     PRINCIPAL AMOUNT
                  NAME OF UNDERWRITER                  OF 2007 NOTES
                  -------------------                ----------------

Merrill Lynch, Pierce, Fenner &
  Smith Incorporated . . . . . . . . . . . . . . . .  $
                                                      -------------
Goldman, Sachs & Co. . . . . . . . . . . . . . . . .
                                                      -------------
J.P. Morgan Securities Inc.  . . . . . . . . . . . .
                                                      -------------
Total  . . . . . . . . . . . . . . . . . . . . . . .  $50,000,000
                                                      -------------
                                                      -------------





                                    SCHEDULE A-1

                                      SCHEDULE B


    1. The initial public offering price of the 2004 Notes and the 2007 Notes shall be ______% and ______% of the principal amounts thereof, respectively, plus accrued interest, if any, from the date of issuance.

    2. The purchase price to be paid by the Underwriters for the 2004 Notes and the 2007 Notes shall be _____% and _____% of the principal amounts thereof, respectively.

    3. The interest rate on the 2004 Notes and 2007 Notes shall be ____% and ____% per annum, respectively.



                                 SCHEDULE B-1

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-FOOTER 1-

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-FOOTER 2-

s:\rstrulso\evans\debt-97\  purchase.005


-FOOTER 3-
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-FOOTER 4-
SCHEDULE A-1

-FOOTER 5-
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-FOOTER 6-

SCHEDULE  B-#





                                 SCHEDULE B-2